UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2021

BorrowMoney.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-208854	65-0981503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bayshore Drive
Fort Lauderdale, Florida 33304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1 (212) 265-2525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 18, 2020, BorrowMoney.com, Inc. (“BorrowMoney.com” or “Company”), (OTC: BWMY), announced that on November 18, 2020, its board of directors unanimously approved a change in auditors from L&L CPAs, P.A. to Richard Moran CPA, P.A., a local Florida CPA firm. The Company had chosen to use a more local and accessible CPA firm. After consultation with L&L CPAS, P.A., a resignation letter was submitted by that firm dated January 27, 2021. However, the Company determined that the newly announced auditor Richard Moran CPA, P.A. was not PCAOB compliant. Consequently on January 27, 2021, Richard Moran CPA, P.A. submitted a resignation letter effective immediately. The Board of Directors and the Audit Committee will be retaining a new PCAOB compliant auditor as soon as is practicable and make an announcement as soon as an auditor is retained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORROWMONEY.COM, INC.

Date: January 27, 2021	By:	/s/ Aldo Piscitello
Aldo Piscitello
President

EXHIBIT TABLE

Exhibit No.	Description
1	Resignation Letter of L&L CPAs, P.A.

2	Resignation Letter of Richard Moran CPA, P.A.